Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-257666) pertaining to 2013 Amended and Restated Stock Performance Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Acumen Pharmaceuticals, Inc. of our report dated March 28, 2022 with respect to the consolidated financial statements of Acumen Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Tysons, Virginia

March 28, 2022